Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Reports
Full-Year and Fourth-Quarter 2018 Performance

Q4 unit revenue up 5.0% year-over-year; full-year diluted 2018 EPS of $7.70; adjusted diluted EPS of $9.131

CHICAGO, Jan. 15, 2019 - In a departure from industry trends, United (UAL) announced today that its fourth-quarter unit revenue came in at the high end of its guidance range and also exceeded its full-year adjusted diluted earnings per share target laid out last January. UAL reported full-year net income of $2.1 billion, diluted earnings per share of $7.70 (a 9.1 percent increase year-over-year), pre-tax earnings of $2.7 billion and pre-tax margin of 6.4 percent. UAL reported adjusted full-year net income of $2.5 billion, adjusted pre-tax earnings of $3.2 billion and adjusted pre-tax margin of 7.7 percent.1 UAL increased its full-year 2018 adjusted diluted earnings per share outlook three times during the year despite a $2.4 billion year-over-year headwind from fuel. Full-year adjusted diluted earnings per share increased 33.5 percent year-over-year to $9.13, above the high end of the company's most recent guidance range.1
“United’s financial performance is a testament to the successful implementation of the first year of our strategic plan and to the record-setting operational performance powered by the more than 90,000 airline professionals who work at United,” said Oscar Munoz, chief executive officer of United Airlines. “United delivered proof, not just promises in 2018 - even in the face of significant headwinds from higher than expected fuel costs. It’s why I couldn’t be more proud of our winning culture and customer-focused team and continue to be enthusiastic about United’s bright future.”
For 2019, UAL expects adjusted diluted earnings per share to again grow year-over-year to between $10.00 to $12.00.2

•	UAL reported fourth-quarter net income of $462 million, diluted earnings per share of $1.70, pre-tax earnings of $556 million and pre-tax margin of 5.3 percent.

•	UAL reported fourth-quarter adjusted net income of $657 million, adjusted diluted earnings per share of $2.41 and adjusted pre-tax earnings of $814 million.

•	UAL reported fourth-quarter adjusted pre-tax margin of 7.8 percent,[1] expanding margin on an adjusted basis 0.9 points versus the fourth-quarter of 2017.

•	UAL recovered 98% percent of the year-over-year increase in fuel prices in 2018.

•	Consolidated fourth-quarter passenger revenue per available seat mile (PRASM) increased 5 percent year-over-year, at the high end of the company's fourth-quarter 2018 guidance range.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

•	Consolidated fourth-quarter unit cost per available seat mile (CASM) increased 7.0 percent year-over-year.

•	Consolidated fourth-quarter CASM, excluding special charges, third-party business expenses, fuel and profit sharing, decreased 0.7 percent year-over-year.

•	Employees earned $334 million in profit sharing for 2018.

For more information on UAL's first-quarter and full-year 2019 guidance, please visit ir.united.com for the company's investor update.

2018 Highlights
Record-Setting Operational Performance3

•
Set new UAL records by flying the most revenue passengers ever, operating the most mainline departures and achieving the fewest cancellations ever in a year, resulting in more UAL customers departing on-time in 2018 than ever before.

•	For the year, achieved the best completion rate in company history with more than 1.7 million flights.

•	In 2018, achieved the best ever company STAR performance (first departures of the day), with nearly 250,000 flights leaving on time.

•
In the fourth quarter, the company achieved top-tier performance in on-time departures among its largest competitors. For the December holiday season, UAL had its best-ever on-time departure performance while flying the most revenue customers it had ever flown during the holiday period.

Customer Experience

•	Opened three new United Polaris lounges located in San Francisco International Airport, Newark Liberty International Airport and Houston's George Bush Intercontinental Airport.

•	Announced UAL's newest premium seating, United® Premium Plus, which will provide more space, comfort and amenities on select international flights starting later this year.

•	Introduced a new boarding process designed to reduce customers' stress by reducing time spent waiting in line and providing them with improved boarding information.

•	Expanded personal device entertainment option to all aircraft, providing at least one free entertainment option on all Wi-Fi equipped aircraft.

•
MileagePlus loyalty program voted Best Overall Frequent-Flyer Program in the world for the 15th consecutive year by readers of Global Traveler, and voted Favorite Frequent-Flyer Program in the Trazee Awards.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

Employees

•
Employees earned incentive payments totaling approximately $14 million for achieving operational performance goals in the quarter, marking a full year of earned incentive payments totaling $55 million.

•	Introduced and trained over 90,000 team members on UAL's new customer service decision framework, the core4, which focuses on the principles of safe, caring, dependable and efficient.

•	Deployed 6,000 iPads to maintenance employees, improving reliability and efficiency.

•	Unveiled a state-of-the-art flight training center in Denver, Colorado - the largest in the world and home to the company's more than 30 full flight simulators representing all of UAL's fleet types.

•	Successfully completed the full implementation of the flight attendant joint collective bargaining agreement, allowing the company to operate more efficiently and reliably.

•
Achieved the top score of 100 percent on the 2018 Disability Equality Index (DEI), a prominent benchmarking metric that rates U.S. companies on their disability inclusion policies and practices, also earning UAL a place on DEI's 2018 "Best Places to Work" list.

•	Received "Best-of-the-Best" Award from the National LGBT Chamber of Commerce and National Business Inclusion Consortium for commitment to diversity and inclusion across all communities.

Network

•	Introduced 93 new routes, adding more flights in 2018 than any other U.S. airline.

•
Announced new international service including Washington-Dulles to Tel Aviv, Israel; San Francisco to Amsterdam, Netherlands; Newark/New York to Naples, Italy; as well as Newark/New York to Prague, Czech Republic and Denver to Frankfurt, Germany, all subject to government approval.

•	Launched several exciting new international routes including Houston to Sydney, San Francisco to Tahiti and Denver to London.

•
Announced schedule expansion at East Coast hubs in Newark/New York and Washington-Dulles to offer more nonstop flights to destinations popular with New York-area customers while reallocating largely connecting passenger flights to Washington-Dulles.

•	Announced a joint business agreement with Compañía Panameña de Aviación S.A. (Copa), Aerovías del Continente Americano S.A. (Avianca) and many of Avianca's affiliates, pending government approval.

Fleet

•	Took delivery of 21 new Boeing aircraft, including four 777-300ER, four 787-9, three 787-10 and ten 737 MAX 9 aircraft.

•	In December 2018, ordered an additional four Boeing 777-300ER aircraft and 24 737 MAX aircraft.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

Community and Environment

•
Pledged to reduce the company's greenhouse gas emissions by 50 percent by 2050, the only U.S. airline to commit to emissions reductions, further strengthening UAL's ambition to be the world's most environmentally conscious airline.

•	Announced a total of $8 million in grants to benefit organizations in each of UAL's domestic hub communities.

•
Announced new global partnership with the Special Olympics and flew hundreds of Team USA Olympic and Paralympic Winter Games 2018 athletes, coaches and family members to PyeongChang, South Korea, continuing the 38-year relationship between UAL and the United States Olympic Committee.

•	Ranked No. 1 among global carriers in Newsweek's 2017 Global 500 Green Rankings, one of the most recognized environmental performance assessments of the world's largest publicly traded companies.

•	Launched a Crowdrise fundraising campaign to support those affected by Hurricane Florence, Typhoon Mangkhut, flooding in Western Japan, wildfires in California and other disasters.

Earnings Call
UAL will hold a conference call to discuss its fourth-quarter and full-year 2018 financial results and its financial and operational outlook for the first quarter and full year of 2019 on Wednesday, January 16, at 9:30 a.m. Central time /10:30 a.m. Eastern time. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

About United
United Airlines and United Express operate approximately 4,800 flights a day to 353 airports across five continents. In 2018, United and United Express operated more than 1.7 million flights carrying more than 158 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 770 mainline aircraft and the airline's United Express carriers operate 559 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

1Adjusted pre-tax earnings and adjusted pre-tax margin exclude special charges, the mark-to-market (“MTM”) impact of financial instruments and imputed interest on certain capitalized leases. Adjusted net income and adjusted diluted earnings per share exclude special charges, the MTM impact of financial instruments, imputed interest on certain capitalized leases and certain tax adjustments.  Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables accompanying this release.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

2 Excludes special charges and the MTM impact of financial instruments, the nature of which are not determinable at this time, and imputed interest on certain capitalized leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.
3 Company history defined as post-2010 merger; company records measured from 2010 merger.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers, the operations of our code share partners or the aircraft operated by another airline of the same model as operated by us, our regional carriers or our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.
-tables attached-

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

On January 1, 2018, United Continental Holdings, Inc. (“UAL”) adopted Accounting Standards Update No. 2014-09 (Topic 606), Revenue from Contracts with Customers, and Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. As such, certain previously reported 2017 figures are adjusted in this report on a basis consistent with the new standards. See the Current Report on Form 8-K filed by UAL with the Securities and Exchange Commission on March 1, 2018 for additional information.
UNITED CONTINENTAL HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		% Increase/ (Decrease)		Full Year Ended December 31,		% Increase/ (Decrease)
(In millions, except per share data)	2018	2017			2018	2017
Operating revenue:
Passenger	$9,556	$8,587	11.3		$37,706	$34,460	9.4
Cargo	334	324	3.1		1,237	1,114	11.0
Other operating revenue	601	540	11.3		2,360	2,210	6.8
Total operating revenue	10,491	9,451	11.0		41,303	37,784	9.3

Operating expense:
Salaries and related costs	2,924	2,678	9.2		11,458	10,941	4.7
Aircraft fuel	2,380	1,875	26.9		9,307	6,913	34.6
Regional capacity purchase	638	580	10.0		2,601	2,232	16.5
Landing fees and other rent	602	570	5.6		2,359	2,240	5.3
Depreciation and amortization	578	539	7.2		2,240	2,149	4.2
Aircraft maintenance materials and outside repairs	434	479	(9.4)		1,767	1,856	(4.8)
Distribution expenses	396	354	11.9		1,558	1,435	8.6
Aircraft rent	78	145	(46.2)		433	621	(30.3)
Special charges (B)	301	31	NM		487	176	NM
Other operating expenses	1,508	1,424	5.9		5,801	5,550	4.5
Total operating expense	9,839	8,675	13.4		38,011	34,113	11.4

Operating income	652	776	(16.0)		3,292	3,671	(10.3)

Operating margin	6.2%	8.2%	(2.0)	pts.	8.0%	9.7%	(1.7)	pts.
Adjusted operating margin (Non-GAAP) (A)	9.1%	8.5%	0.6	pts.	9.1%	10.2%	(1.1)	pts.

Nonoperating income (expense):
Interest expense	(189)	(173)	9.2		(729)	(671)	8.6
Interest capitalized	19	20	(5.0)		70	84	(16.7)
Interest income	31	16	93.8		101	57	77.2
Miscellaneous, net (B)	43	(19)	NM		(76)	(101)	(24.8)
Total nonoperating expense	(96)	(156)	(38.5)		(634)	(631)	0.5

Income before income taxes	556	620	(10.3)		2,658	3,040	(12.6)

Pre-tax margin	5.3%	6.6%	(1.3)	pts.	6.4%	8.0%	(1.6)	pts.
Adjusted pre-tax margin (Non-GAAP) (A)	7.8%	6.9%	0.9	pts.	7.7%	8.5%	(0.8)	pts.

Income tax expense (D)	94	41	129.3		529	896	(41.0)
Net income	$462	$579	(20.2)		$2,129	$2,144	(0.7)

Diluted earnings per share	$1.70	$1.98	(14.1)		$7.70	$7.06	9.1
Diluted weighted average shares	272.7	291.8	(6.5)		276.7	303.6	(8.9)

NM Not meaningful

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
SELECT PASSENGER REVENUE INFORMATION AND STATISTICS

Select passenger revenue information is as follows:

	4Q 2018 Passenger Revenue (millions)	Passenger Revenue vs. 4Q 2017	PRASM vs. 4Q 2017	Yield vs. 4Q 2017	Available Seat Miles vs. 4Q 2017
Domestic	6,088	12.8%	6.0%	6.7%	6.4%

Atlantic	1,535	9.6%	1.6%	(5.0%)	8.0%
Pacific	1,139	8.8%	4.5%	3.2%	4.0%
Latin America	794	7.2%	3.8%	1.1%	3.1%
International	3,468	8.8%	3.2%	(0.5%)	5.4%

Consolidated	$9,556	11.3%	5.0%	3.8%	6.0%

Select statistics are as follows:

	Three Months Ended December 31,		% Increase/ (Decrease)		Full Year Ended December 31,		% Increase/ (Decrease)
	2018	2017			2018	2017
Passengers (thousands)	39,891	37,413	6.6		158,330	148,067	6.9
Revenue passenger miles (millions)	56,968	53,149	7.2		230,155	216,261	6.4
Available seat miles (millions)	68,902	65,028	6.0		275,262	262,386	4.9
Passenger load factor:
Consolidated	82.7%	81.7%	1.0	pt.	83.6%	82.4%	1.2	pts.
Domestic	84.6%	85.2%	(0.6)	pts.	85.4%	85.2%	0.2	pts.
International	80.1%	77.2%	2.9	pts.	81.3%	78.9%	2.4	pts.
Passenger revenue per available seat mile (cents)	13.87	13.21	5.0		13.70	13.13	4.3
Total revenue per available seat mile (cents)	15.23	14.53	4.8		15.00	14.40	4.2
Average yield per revenue passenger mile (cents)	16.77	16.16	3.8		16.38	15.93	2.8
Aircraft in fleet at end of period	1,329	1,262	5.3		1,329	1,262	5.3
Average stage length (miles)	1,426	1,431	(0.3)		1,446	1,460	(1.0)
Average full-time equivalent employees (thousands)	87.3	85.6	2.0		86.6	86.0	0.7
Average aircraft fuel price per gallon	$2.30	$1.91	20.4		$2.25	$1.74	29.3
Fuel gallons consumed (millions)	1,036	980	5.7		4,137	3,978	4.0

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for definitions of these statistics.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,694	$1,482
Short-term investments	2,256	2,316
Receivables, net	1,346	1,340
Aircraft fuel, spare parts and supplies, net	985	924
Prepaid expenses and other	913	1,071
Total current assets	7,194	7,133

Total operating property and equipment, net	28,329	26,208

Other assets:
Goodwill	4,523	4,523
Intangibles, net	3,159	3,539
Restricted cash	105	91
Loans to others, net	496	46
Investments in affiliates and other, net	966	806
Total other assets	9,249	9,005
Total assets	$44,772	$42,346

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Advance ticket sales	$4,381	$3,940
Accounts payable	2,363	2,196
Frequent flyer deferred revenue	2,286	2,192
Accrued salaries and benefits	2,184	2,166
Current maturities of long-term debt and capital leases	1,379	1,693
Other	600	576
Total current liabilities	13,193	12,763

Other liabilities and deferred credits:
Long-term debt and capital leases	13,349	12,699
Frequent flyer deferred revenue	2,719	2,591
Postretirement benefit liability	1,295	1,602
Pension liability	1,576	1,921
Deferred income taxes	814	204
Other	1,831	1,832
Total other liabilities and deferred credits	21,584	20,849

Commitments and contingencies

Stockholders' equity	9,995	8,734
Total liabilities and stockholders' equity	$44,772	$42,346

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Full Year Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net cash provided by operating activities	$6,181	$3,413

Cash Flows from Investing Activities:
Capital expenditures	(4,177)	(3,998)
Purchases of short-term and other investments	(2,552)	(3,241)
Proceeds from sale of short-term and other investments	2,616	3,177
Loans made to others	(456)	—
Investment in affiliates	(139)	—
Other, net	145	132
Net cash used in investing activities	(4,563)	(3,930)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt and airport construction financing	1,740	2,765
Repurchases of common stock	(1,235)	(1,844)
Payments of long-term debt	(1,727)	(901)
Principal payments under capital leases	(134)	(124)
Other, net	(54)	(91)
Net cash used in financing activities	(1,410)	(195)
Net increase (decrease) in cash, cash equivalents and restricted cash	208	(712)
Cash, cash equivalents and restricted cash at beginning of the year	1,591	2,303
Cash, cash equivalents and restricted cash at end of the year (a)	$1,799	$1,591

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt and capital leases	$174	$935
Debt associated with termination of a maintenance service agreement	163	—
Equity interest in Republic Airways Holdings, Inc. received in consideration for bankruptcy claims	—	92
Airport construction financing	12	42
Operating lease conversions to capital lease	52	—

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the consolidated balance sheet:

Reconciliation of cash, cash equivalents and restricted cash:
Current assets:
Cash and cash equivalents	$1,694	$1,482
Restricted cash included in Prepaid expenses and other	—	18
Other assets:
Restricted cash	105	91
Total cash, cash equivalents and restricted cash	$1,799	$1,591

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
RETURN ON INVESTED CAPITAL (ROIC) - Non-GAAP
ROIC is a non-GAAP financial measure that UAL believes provides useful supplemental information for management and investors by measuring the effectiveness of the company's operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended December 31, 2018
Net Operating Profit After Tax ("NOPAT")
Pre-tax income	$2,658
Special charges and MTM losses on financial instruments (B):
Impairment of assets	377
Termination of a maintenance service agreement	64
Severance and benefit costs	41
MTM losses on financial instruments	5
(Gains) losses on sale of assets and other special charges	5
Pre-tax income excluding special charges and MTM losses on financial instruments (Non-GAAP)	3,150
add: Interest expense (net of income tax benefit) (a)	725
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	211
add: Net interest on pension (net of income tax benefit) (a)	(16)
less: Income taxes paid	(19)
NOPAT (Non-GAAP)	$4,051

Average Invested Capital (five-quarter average)
Total assets	$44,133
add: Capitalized aircraft operating leases (b)	3,723
less: Non-interest bearing liabilities (c)	(17,224)
Average invested capital (Non-GAAP)	$30,632

ROIC (Non-GAAP)	13.2%

(a)
Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing cash taxes paid by pre-tax income excluding special charges. For the twelve months ended December 31, 2018, the effective cash tax rate was 0.6%.

(b)
The purpose of this adjustment is to capitalize the impact of aircraft operating leases. The company uses a multiple of seven times its annual aircraft rent expense to estimate the potential capitalized value and related liability of its aircraft. This is a simplified method used by many rating agencies and financial analysts to assess the impact of operating leases on financial measures like return on invested capital.

(c)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL’s ongoing performance. UAL believes that adjusting for MTM gains and losses on financial instruments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to capital leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended December 31,		% Increase/ (Decrease)	Full Year Ended December 31,		% Increase/ (Decrease)
	2018	2017		2018	2017
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	14.28	13.34	7.0	13.81	13.00	6.2
Special charges (B)	0.44	0.04	NM	0.18	0.07	NM
Third-party business expenses	0.04	0.06	(33.3)	0.04	0.05	(20.0)
Fuel expense	3.46	2.88	20.1	3.38	2.64	28.0
Profit sharing, including taxes	0.12	0.07	71.4	0.12	0.13	(7.7)
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	10.22	10.29	(0.7)	10.09	10.11	(0.2)
NM Not Meaningful

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended December 31,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Full Year Ended December 31,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2018	2017			2018	2017
Operating expenses (GAAP)	$9,839	$8,675	$1,164	13.4	$38,011	$34,113	$3,898	11.4
Special charges (B)	301	31	270	NM	487	176	311	NM
Operating expenses, excluding special charges	9,538	8,644	894	10.3	37,524	33,937	3,587	10.6
Adjusted to exclude:
Third-party business expenses	32	31	1	3.2	121	145	(24)	(16.6)
Fuel expense	2,380	1,875	505	26.9	9,307	6,913	2,394	34.6
Profit sharing, including taxes	82	45	37	82.2	334	349	(15)	(4.3)
Adjusted operating expenses (Non-GAAP)	$7,044	$6,693	$351	5.2	$27,762	$26,530	$1,232	4.6

Operating income (GAAP)	$652	$776	$(124)	(16.0)	$3,292	$3,671	$(379)	(10.3)
Adjusted to exclude:
Special charges (B)	301	31	270	NM	487	176	311	NM
Adjusted operating income (Non-GAAP)	$953	$807	$146	18.1	$3,779	$3,847	$(68)	(1.8)

Pre-tax income (GAAP)	$556	$620	$(64)	(10.3)	$2,658	$3,040	$(382)	(12.6)
Adjusted to exclude:
Special charges (B)	301	31	270	NM	487	176	311	NM
MTM (gains) losses on financial instruments (B)	(56)	—	(56)	NM	5	—	5	NM
Interest expense on ERJ 145 capital leases (C)	13	—	13	NM	26	—	26	NM
Adjusted pre-tax income (Non-GAAP)	$814	$651	$163	25.0	$3,176	$3,216	$(40)	(1.2)

Net income (GAAP)	$462	$579	$(117)	(20.2)	$2,129	$2,144	$(15.0)	(0.7)
Adjusted to exclude:
Special charges (B)	301	31	270	NM	487	176	311	NM
MTM (gains) losses on financial instruments (B)	(56)	—	(56)	NM	5	—	5	NM
Interest expense on ERJ 145 capital leases (C)	13	—	13	NM	26	—	26	NM
Income tax benefit related to adjustments above	(58)	(11)	(47)	NM	(116)	(63)	(53)	NM
Special income tax adjustments (D)	(5)	(179)	174	NM	(5)	(179)	174	NM
Adjusted net income (Non-GAAP)	$657	$420	$237	56.4	$2,526	$2,078	$448	21.6

Diluted earnings per share (GAAP)	$1.70	$1.98	$(0.28)	(14.1)	$7.70	$7.06	$0.64	9.1
Adjusted to exclude:
Special charges (B)	1.10	0.11	0.99	NM	1.76	0.58	1.18	NM
MTM (gains) losses on financial instruments (B)	(0.21)	—	(0.21)	NM	0.02	—	0.02	NM
Interest expense on ERJ 145 capital leases (C)	0.05	—	0.05	NM	0.09	—	0.09	NM
Income tax benefit related to adjustments	(0.21)	(0.04)	(0.17)	NM	(0.42)	(0.21)	(0.21)	NM
Special income tax adjustments (D)	(0.02)	(0.61)	0.59	NM	(0.02)	(0.59)	0.57	NM
Adjusted diluted earnings per share (Non-GAAP)	$2.41	$1.44	$0.97	67.4	$9.13	$6.84	$2.29	33.5

NM Not Meaningful

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and capital leases, airport construction financing and excluding fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures and adjusted capital expenditures is useful to allow investors to evaluate the company’s ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended December 31,		Full Year Ended December 31,
Capital Expenditures (in millions)	2018	2017	2018	2017
Capital expenditures (GAAP)	$1,585	$1,098	$4,177	$3,998
Property and equipment acquired through the issuance of debt and capital leases	35	17	174	935
Airport construction financing	—	1	12	42
Fully reimbursable projects	(36)	(70)	(176)	(246)
Adjusted capital expenditures (Non-GAAP)	$1,584	$1,046	$4,187	$4,729

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$1,101	$728	$6,181	$3,413
Less capital expenditures	1,585	1,098	4,177	3,998
Free cash flow, net of financings (Non-GAAP)	$(484)	$(370)	$2,004	$(585)

Net cash provided by operating activities (GAAP)	$1,101	$728	$6,181	$3,413
Less adjusted capital expenditures (Non-GAAP)	1,584	1,046	4,187	4,729
Free cash flow (Non-GAAP)	$(483)	$(318)	$1,994	$(1,316)

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

UNITED CONTINENTAL HOLDINGS, INC.
NOTES (UNAUDITED)

(B) Special charges and MTM gains and losses on financial instruments include the following:

	Three Months Ended December 31,		Full Year Ended December 31,
(In millions)	2018	2017	2018	2017
Operating:
Impairment of assets	$232	$10	$377	$25
Termination of an engine maintenance service agreement	64	—	64	—
Severance and benefit costs	7	15	41	116
(Gains) losses on sale of assets and other special charges	(2)	6	5	35
Total special charges	301	31	487	176
Nonoperating MTM (gains) losses on financial instruments	(56)	—	5	—
Total special charges and MTM (gains) losses on financial instruments	245	31	492	176
Income tax benefit related to special charges	(68)	(11)	(109)	(63)
Income tax expense (benefit) related to MTM gains and losses on financial instruments	13	—	(1)	—
Income tax adjustments (D)	(5)	(179)	(5)	(179)
Total special charges and MTM (gains) losses on financial instruments, net of income taxes	$185	$(159)	$377	$(66)
Impairment of assets:
Routes: The company conducted its annual impairment review of intangible assets in the fourth quarter of 2018, which consisted of a comparison of the book value of specific assets to the fair value of those assets calculated using the discounted cash flow method. Due to increased costs without sufficient corresponding increases in revenue in the Hong Kong market, the company determined that the value of its Hong Kong routes had been impaired. Accordingly, in the fourth quarter of 2018, the company recorded a special non-cash impairment charge of $206 million ($160 million net of taxes) associated with its Hong Kong routes. The collateral pledged under the company’s term loan, including the Hong Kong routes, continues to be sufficient to satisfy the loan covenants.
In May 2018, the Brazil–United States open skies agreement was ratified, which provides air carriers with unrestricted access between the United States and Brazil. The company determined that the approval of the open skies agreement impaired the entire value of its Brazil route authorities because the agreement removes all limitations or reciprocity requirements for flights between the United States and Brazil. Accordingly, in the second quarter of 2018, the company recorded a $105 million special charge ($82 million net of taxes) to write off the entire value of the intangible asset associated with its Brazil routes. This asset was not part of any collateral pledged against any of the company's borrowings. The company continues to maintain its slot assets related to Brazil since airport access is still regulated by slot allocations that are limited by airport facility constraints.
Other: For the three and twelve months ended December 31, 2018, the company also recorded $26 million ($20 million net of taxes) and $66 million ($51 million net of taxes), respectively, of fair value adjustments related to aircraft purchased off lease, write-off of unexercised aircraft purchase options and other impairments related to certain fleet types and international slots no longer in use.
In the fourth quarter of 2017, the company recorded a $10 million ($6 million net of taxes) impairment charge related to obsolete spare parts inventory. During 2017, the company recorded a $15 million ($10 million net of taxes) intangible asset impairment charge related to a maintenance service agreement.
Termination of a maintenance service agreement: In the fourth quarter of 2018, the company recorded a one-time termination charge of $64 million ($50 million net of tax) related to one of its engine maintenance service agreements.
Severance and benefit costs: During the three and twelve months ended December 31, 2018, the company recorded severance and benefit costs related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters of $3 million ($2 million net of taxes) and $22 million ($17 million net of taxes), respectively. In the first quarter of 2017, approximately 1,000 technicians and related employees elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through 2018. Also during the three and twelve months ended December 31, 2018, the company recorded other management severance of $4 million ($3 million net of taxes) and $19 million ($15 million net of taxes), respectively.
During the three and twelve months ended December 31, 2017, the company recorded $10 million ($6 million net of taxes) and $83 million ($53 million net of taxes), respectively, of severance and benefit costs related to the voluntary early-out program for its technicians and related employees, and $5 million ($3 million net of taxes) and $33 million ($21 million net of taxes), respectively, of management severance.
MTM gains and losses on financial instruments: During the three and twelve months ended December 31, 2018, the company recorded gains of $89 million ($69 million net of taxes) and $28 million ($22 million net of taxes), respectively, for the change in market value of certain of its equity investments. During the fourth quarter of 2018, the company recorded losses of $33 million ($26 million net of taxes) for the change in fair value of certain derivative assets related to equity of Avianca Holdings S.A. For equity investments and derivative assets subject to MTM accounting, the company records gains and losses as part of Nonoperating income (expense): Miscellaneous, net in its statements of consolidated operations.

United Airlines Reports Fourth-Quarter and Full-Year 2018 Performance

(C) Interest expense related to capital leases of Embraer ERJ 145 aircraft
During the third quarter of 2018, United entered into an agreement with the lessor of 54 Embraer ERJ 145 aircraft to purchase those aircraft in 2019. The provisions of the new lease agreement resulted in a change in accounting classification of these new leases from operating leases to capital leases up until the purchase date. The company recognized $13 million ($10 million net of tax) and $26 million ($20 million net of tax) of additional interest expense in the three and twelve months ended December 31, 2018, respectively, as a result of this change.

(D) Effective tax rate
The company's effective tax rate for the three and twelve months ended December 31, 2018 was 16.9% and 19.9%, respectively, and the effective tax rate for the three and twelve months ended December 31, 2017 was 6.6% and 29.5%, respectively. The effective tax rate represents a blend of federal, state and foreign taxes and included the impact of certain nondeductible items. The effective tax rate for the three and twelve months ended December 31, 2018 also reflects the reduced federal corporate income tax rate as a result of the enactment of the Tax Cuts and Jobs Act (the "Tax Act") in December 2017 and the impact of a change in the company's mix of domestic and foreign earnings. The rates for the 2018 and 2017 periods were impacted by one-time benefits of $5 million and $179 million, respectively, due to the passage of the Tax Act.

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